UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

PARSONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Trinity Parkway, #300, Centreville, VA		20120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2021, the Compensation and Management Development Committee of Parsons Corporation unanimously approved changes to the annual compensation for Carey A. Smith, the incoming Chief Executive Officer, and Charles L. Harrington, the retiring Chief Executive Officer and incoming Executive Chair of the Parsons Corporation Board of Directors.  Effective July 1, 2021, Ms. Smith’s base salary is increased to $900,000 and her bonus/short-term incentive is increased to 125% of her base salary. In addition, her long-term incentive (LTI) opportunity is increased to a total intended target value at grant of $4 million, with 60% of the LTI in the form of performance stock units with three-year cliff vesting and 40% of the LTI in the form of restricted stock units with annual ratable vesting over a three-year period.  Effective July 1, 2021, Mr. Harrington’s annual base salary is reduced to $800,000.  Mr. Harrington’s previously approved bonus/short-term incentive opportunity and his previously granted LTI shall remain unchanged.

The information disclosed pursuant to Item 5.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Parsons Corporation

Date: June 24, 2021	By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer

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